&F


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                                    12

Part II   OTHER INFORMATION
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    6 (a) - Exhibits

    Exhibit 11 - Computation of per share earnings

                                       Three Months Ended  Nine Months Ended
                                         October 31          October 31
                                          1994    1993        1994    1993

    Earnings per Common & Common Equivalent Share:

    Net Earnings                       $54,191 $31,645     ****************

    Weighted Average Shares
         Outstanding                   159,264 147,566     153,306 146,914
    Dilutive Effect of Common
         Stock Equivalents                 135     340         133     271
    Weighted Average Shares,
         as Adjusted                   159,399 147,906     153,439 147,185

    Earnings per Common &
         Common Equivalent Share         $0.34   $0.21       $1.16   $0.72


    Earnings per Common Share - Assuming Full Dilution:

    Net Earnings                       $54,191 $31,645     ****************
    Interest (After Taxes) on
         Convertible Debt                1,919   1,950       5,744   2,116

    Net Earnings, as Adjusted          $56,110 $33,595     ****************

    Weighted Average Shares
         Outstanding                   159,264 147,566     153,306 146,914
    Dilutive Effect of Common
         Stock Equivalents                 136     335         136     332
    Shares Added if All Debt
         Converted                      10,995  11,003      10,995   4,111

    Weighted Average Shares,
         as Adjusted                   170,395 158,904     164,437 151,357

    Earnings per Common Share
         - Assuming Full Dilution        $0.33   $0.21       $1.11   $0.71

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